Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, Chief Financial Officer	Nick Laudico
(214) 474-3102	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Kubow
(214) 474-3110	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

Nuvectra Reports Third Quarter 2016 Financial Results

Continued Progress Building U.S. Sales Organization and Market Awareness of Algovita® System

Plano, Texas, November 9, 2016 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today financial results for the third quarter ended September 30, 2016.

Highlights

●	U.S. Algovita sales organization foundationally established, now covering 42 territories

●	Virtis™ CE mark and FDA regulatory submission filings expected towards year end

●	Medical Advisory Board established, advancing efforts of clinical and educational initiatives

Scott Drees, Chief Executive Officer of Nuvectra, said, “We advanced the build-out of our U.S. sales organization, including sales leadership, national account coverage and 42 active territories. We also continue to manage through the hospital system and buying group approval processes, while growing our U.S. Algovita revenue. On the regulatory front, we remain on track to submit our second indication to U.S. and European regulatory agencies for Virtis, our Sacral Nerve Stimulation System, at or around the end of the year.”

Financial Results

Total revenue in the third quarter of 2016 was $3.8 million, a 196.3% increase from $1.3 million in the third quarter of 2015. The increase reflects revenue related to the Company’s DBS development agreement with Aleva Neurotherapeutics, S.A. and the U.S. commercial launch of the Algovita SCS System.

Gross profit in the third quarter of 2016 was $2.1 million, or 56.8% gross margin, a change from $0.7 million, or 57.7% gross margin, in the third quarter of 2015.

Operating expenses in the third quarter of 2016 were $11.1 million, a 43.3% increase from $7.8 million in the third quarter of 2015. The increase reflects investments in the Company’s sales and marketing team, along with higher headcount related to becoming a public company. This was partially offset by lower research, development and engineering costs due to decreased personnel-related expenses and no allocation of corporate expenses from Integer™ Holdings Corporation, formerly known as Greatbatch, Inc.

Net loss for the third quarter of 2016 was $(9.5) million or $(0.92) per share, compared with a net loss of $(7.0) million, or $(0.69) per share, for the third quarter of 2015.

Total cash and cash equivalents were $75.6 million as of September 30, 2016.

Conference Call Information

Nuvectra will hold a conference call on Wednesday, November 9, 2016 at 4:30pm ET to discuss the results. The dial in numbers are (844) 882-7830 for domestic callers and (574) 990-9704 for international callers. The conference ID is 94246838. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on November 9, 2016 through November 16, 2016. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 94246838. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (iv) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (v) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (vi) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (vii) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (viii) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (ix) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (x) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xi) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; and (xii) our ability to satisfy the conditions and covenants, including trailing six month revenue milestones, of our Credit Facility.  Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	September 30, 2016	January 1, 2016
Assets
Current assets:
Cash and cash equivalents	$75,623	$202
Trade accounts receivable, net of allowance for doubtful accounts of $8 in fiscal 2016 and $56 in fiscal 2015	2,142	417
Prepaid expenses and other current assets	1,976	145
Total current assets	79,741	764
Property, plant and equipment, net	6,564	4,469
Intangible assets, net	1,786	1,983
Goodwill	38,182	38,182
Other long-term assets	526	—
Total assets	$126,799	$45,398
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$8,448	$18
Amount due to non-controlling interests	—	6,818
Deferred revenue	547	—
Other accrued compensation	1,459	524
Accrued bonuses	434	198
Total current liabilities	10,888	7,558
Other long-term liabilities	1,360	—
Long-term debt, net	13,583	—
Total liabilities	25,831	7,558
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 10,288,856 and 0 shares issued and outstanding in fiscal 2016 and fiscal 2015, respectively	10	—
Additional paid-in capital	121,119	—
Accumulated deficit	(20,161)	(125,094)
Greatbatch’s net investment	—	162,934
Total stockholders’ equity	100,968	37,840
Total liabilities and stockholders’ equity	$126,799	$45,398

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Sales:
Product	$2,603	$1,271	$6,044	$3,942
Service	1,163	—	2,338	—
Total sales	3,766	1,271	8,382	3,942
Cost of sales:
Product	1,144	538	2,872	2,475
Service	484	—	1,074	—
Total cost of sales	1,628	538	3,946	2,475
Gross profit	2,138	733	4,436	1,467
Operating expenses:
Selling, general and administrative expenses	8,006	3,914	18,185	8,190
Research, development and engineering costs, net	3,114	4,051	10,097	11,742
Other operating expenses (income)	7	(198)	476	260
Total operating expenses	11,127	7,767	28,758	20,192
Operating loss	(8,989)	(7,034)	(24,322)	(18,725)
Interest expense	455	—	978	—
Other expense, net	6	—	53	—
Loss before provision for income taxes	(9,450)	(7,034)	(25,353)	(18,725)
Provision for income taxes	—	—	—	—
Net loss	$(9,450)	$(7,034)	$(25,353)	$(18,725)
Comprehensive loss	$(9,450)	$(7,034)	$(25,353)	$(18,725)
Basic and diluted net loss per share	$(0.92)	$(0.69)	$(2.47)	$(1.83)
Basic and diluted weighted average shares outstanding	10,279	10,258	10,268	10,258